Exhibit 10.15
FIRST AMENDMENT TO TRANSITION SERVICES AGREEMENT
This FIRST AMENDMENT TO TRANSITION SERVICES AGREEMENT (this “Amendment”) is entered into as of March 22, 2023 (the “Effective Date”), by and between NorthStar Healthcare Income, Inc., a Maryland corporation (“NHI”), NorthStar Healthcare Income Operating Partnership, LP, a Delaware limited partnership (“NHI OP” and together with NHI, the “NHI Parties”), and CNI NSHC Advisors, LLC, a Delaware limited liability company (“Advisor”).
WHEREAS, the NHI Parties and the Advisor are party to that certain Transition Services Agreement, dated as of October 20, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “TSA”).
WHEREAS, the Parties desire to amend the TSA and make certain other agreements, in each case on the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the Parties agree as follows:
1.Defined Terms. Each capitalized term used herein and not defined herein shall have the meaning ascribed to such term in the TSA.
2.Amendments to the TSA.
(a)Section 4.1.1 of the TSA is hereby deleted and replaced in its entirety with the following:
The fees with respect to each Scheduled Service shall be the actual cost of such Scheduled Service (without markup) to the Service Provider in providing such Scheduled Service, which cost shall represent the pro rata fully loaded costs of Service Provider’s employees or other personnel who are providing the service, to be calculated based on time recorded by such employees or other personnel and in a manner reasonably consistent with the methodology set forth in the NorthStar Healthcare Income, Inc. 2021 Expense Allocation Report (November 2021) attached as Exhibit A to this Agreement; provided, that in the case of Scheduled Services for information technology, treasury and accounts payable, those costs will be directly attributable using timesheets; provided, further, that (i) in the case of Scheduled Services for legal, the costs will be allocated in accordance with Exhibit B, and (ii) in the case of Scheduled Services for Treasury and Accounts Payable, beginning March 1, 2023, fifty percent (50%) the fully loaded costs of the individuals listed on Schedule 3 shall be paid by Service Recipient (“Service Fees”). The Service Provider shall issue quarterly invoices for each fiscal quarter to the applicable Service Recipient (“Invoices”), which shall set forth in reasonable detail the Service Fees and Third Party Service Expenses (as defined in Section 4.1.4) with respect to the Scheduled Services provided during the preceding fiscal quarter. All payments pursuant to this Agreement shall be made by the Service Recipient to the Service Provider within thirty (30) days after the date of the Service Recipient’s receipt of an Invoice.
(b)Schedule 1 to the TSA is hereby deleted and replaced in its entirety with Schedule 1 attached hereto, with the changes to the original Schedule 1 showing in bold face font.

3.Non-Solicitation. In consideration of the amendments to the TSA contained herein, the Advisor hereby agrees that (a) the restrictions set forth in Article 17 of the Advisory Agreement, solely as they relate to the individuals listed on Schedule 4, shall be null and void and shall have no further force or effect and (b) it shall not, and shall cause its affiliates not to, enforce the restrictions set forth in Article 17 of the Advisory Agreement, solely as they relate to the individuals listed on Schedule 4, against any of the NHI Parties or their respective affiliates.
4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters, including matters of validity, construction, effect, performance and remedies, except for any conflicts of law principles that would result in the application of the laws of any other jurisdiction.
5.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, e-mail, .PDF file format, DocuSign or other electronic form shall be as effective as delivery of a manually executed counterpart of this Amendment.

6.Continued Effect. Except as specifically set forth herein, all other terms and conditions of the TSA shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the TSA and the terms of this Amendment, the terms of this Amendment shall control.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the Effective Date by their respective duly authorized officers.

NHI:
NORTHSTAR HEALTHCARE INCOME, INC.
By:    /s/ Kendall K. Young
Name: Kendall K. Young
Title: Chief Executive Officer & President

NHI OP:

NORTHSTAR HEALTHCARE INCOME OPERATING PARTNERSHIP, LP

By: NorthStar Healthcare Income, Inc.
Its: General Partner
By:     /s/ Kendall K. Young
Name: Kendall K. Young
Title: Chief Executive Officer & President
[Signature Page to First Amendment to Transition Services Agreement]

ADVISOR:

CNI NSHC ADVISORS, LLC
By:     /s/ Paul Varisano
Name: Paul Varisano
Title: Authorized Signatory